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                                                                   EXHIBIT  99.1


                   Certification of Periodic Financial Reports

I, James C. Eckert, of Omni Energy Services Corp., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 (the "Periodic Report") which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

(2) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Omni Energy Services Corp.

This certificate is being furnished solely for purposes of Section 906 and is not being filed as part of the Periodic Report.

A signed original of this written statement required by Section 906 has been provided to Omni Energy Services Corp. and will be retained by Omni Energy Services Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated:  May 15, 2003


                                           /s/ James C. Eckert
                                           -------------------------------------
                                           James C. Eckert
                                           President and Chief Executive Officer